Exhibit 10.6

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”), dated as of July 2, 2025, is entered into by and among the parties identified as “Subordinated Creditors” on the signature pages hereto (collectively, the “Subordinated Creditors”) and Acquiom Agency Services LLC, in its capacity as Administrative Agent (in such capacity, the “Agent”) for the “Lenders”, as such term is defined in the Credit Agreement defined below and the “Secured Parties”, as such term is defined in the Credit Agreement (such Secured Parties being referred to herein as the “Senior Creditors”), to set forth the respective rights, remedies and interests of the Subordinated Creditors, on the one hand, and the Agent and the other Senior Creditors, on the other hand. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

RECITALS

A. The Subordinated Creditors have advanced funds of $15,000,000 to FTC Solar, Inc., a Delaware corporation (the “Borrower”) in exchange for the issuance by the Borrower to the Subordinated Creditors of the Amended and Restated Promissory Note, dated as of July 2, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “Subordinated Note”) evidencing the Borrower’s obligation to repay the Subordinated Creditors’ advanced funds (collectively, with any other Indebtedness of any Obligor (as defined below) under any of the Subordinated Note Documents (as defined below), the “Subordinated Note Indebtedness”) in accordance with that certain Securities Purchase Agreement, dated as of December 4, 2024, as amended by Amendment No. 1 to the Securities Purchase Agreement and Security Release, dated as of July 2, 2025 (as further amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “Subordinated SPA” and, together with the Subordinated Note, the other Transaction Documents (as defined in the Subordinated SPA) and all other agreements, documents and instruments entered into or delivered by any Obligor in connection with any of the foregoing, collectively, the “Subordinated Note Documents”) among the Borrower and the Subordinated Creditors.

B. The Borrower, the Agent and the Lenders are parties to that certain Credit Agreement, dated as of July 2, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), whereby the Lenders have, among other things, made loans to the Borrower and appointed the Agent as such.

C. As consideration for the financial accommodations being extended by the Lenders to the Borrower and in order to induce the Lenders to continue to extend financial accommodations to the Borrower under the Credit Agreement, the Subordinated Creditors have agreed to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Subordination. Any and all indebtedness, obligations and liabilities of the Borrower or any other Loan Party (the Borrower and each such other Loan Party, individually, an “Obligor” and, collectively, the “Obligors”) to the Subordinated Creditors, including, without limitation, the Subordinated Note Indebtedness, other indebtedness for borrowed money and any principal and interest payments thereon, whether such Subordinated Note Indebtedness or indebtedness, obligation or liability is direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or later arising and whatever the amount and however evidenced (in each case, other than any Obligations owed to the Subordinated Creditors, as Lenders or Secured Parties, under the Credit Agreement and the other Loan Documents) (collectively, the “Subordinated Indebtedness”), is subordinated in right of payment to any and all present and future indebtedness and obligations of every nature of the Obligors to any Senior Creditor under, or in connection with, any of the Loan Documents, including, without limitation, all Exit Fees, all fees, expenses and indemnities payable under the Loan Documents and all other Obligations (including, without limitation, interest incurred thereon or accruing after the initiation of any bankruptcy case, whether or not allowed, and legal fees and expenses) (collectively, the “Senior Indebtedness”).

2. No Payments on or Enforcement of Subordinated Indebtedness; Inside Maturity Date.

(a) Until the Senior Indebtedness has been Paid in Full (as defined below), the Subordinated Creditors will not (i) exercise any enforcement rights or remedies that are available (whether upon the occurrence of any default or event of default or otherwise) with respect to any Obligor, any other obligor party to any Subordinated Note Documents or any of their respective assets or (ii) ask for, schedule, accept, demand, sue for, take or receive (by way of voluntary payment, acceleration, set-off or counterclaim, foreclosure or other realization on security, dividends in bankruptcy or otherwise) any payment of or on account of, or offer to make any discharge or release of, or cause any Obligor to honor any redemption, put or mandatory payment obligation with respect to, any of the Subordinated Indebtedness, and, until the Senior Indebtedness has been Paid in Full, the Subordinated Creditors waive any such rights with respect to the Subordinated Indebtedness, nor shall the Subordinated Creditors exercise any rights of subrogation, reimbursement, contribution or other similar rights with respect to the Senior Indebtedness; provided that this Section 2(a) shall not prevent the Subordinated Creditors from (x) receiving any Permitted Payment or (y) providing notice to the Borrower imposing the Default PIK Interest (as defined below) under the Subordinated Note, which shall be paid in kind (and not cash). As used in this Agreement, (A) the terms “Paid in Full” and “Payment in Full” shall mean the final payment and satisfaction in full in cash of all of the Senior Indebtedness and the termination of all lending commitments under the Credit Agreement and (B) the term “Permitted Payments” shall mean (I) payments of interest on the Subordinated Note Indebtedness not exceeding (x) in cash at a percentage equal to 5.00% per annum (the “Cash Interest”), and (y) solely in kind (and not cash) at a percentage equal to (1) 7.00% per annum (the “PIK Interest”) plus (2) if an Event of Default has occurred and is continuing under (and as defined in) the Subordinated Note, 5.00% per annum (the “Default PIK Interest”) ; provided that the Cash Interest may not be paid in cash (but may be, without duplication, paid in kind as provided in clause (y) above, by adding such interest to the principal amount of the Subordinated Note Indebtedness) at any time, if (1) any Default or Event of Default has occurred and is continuing at such time, (2) any Default or Event of Default would be caused by such payment or (3) any Default or Event of Default has previously occurred under (i) Section 7.01(b) or Section 7.01(c) of the Credit Agreement or (ii) Section 7.01(d) or Section 7.01(e) of the Credit Agreement due to a breach of any covenant under Article V or VI of the Credit Agreement (in each case, whether or not any such Default or Event of Default is still outstanding or has been cured or waived) and (II) any payment of interest on the Subordinated Note Indebtedness expressly permitted in writing by the Agent (acting at the direction of the Senior Creditors, in their sole and absolute discretion, in accordance with the Credit Agreement).

(b) Each Subordinated Creditor and each Obligor agrees that, to the extent any of the Subordinated Indebtedness outstanding on the date hereof matures on or requires scheduled principal payments before January 2, 2030 (such date, the “Inside Maturity Date”), such Subordinated Indebtedness (and any Subordinated Note Documents and any other promissory notes or documents evidencing such Subordinated Indebtedness) is hereby amended to, as applicable, extend the maturity date of, and the date for the commencement of any scheduled principal payments with respect to, such Subordinated Indebtedness to the Inside Maturity Date. Each Subordinated Creditor and each Obligor agrees that any Subordinated Indebtedness (and any Subordinated Note Documents and any other promissory notes or documents evidencing such Subordinated Indebtedness) issued by an Obligor after the date hereof shall not have a stated maturity date or require scheduled principal payments prior to the Inside Maturity Date. If requested by the Agent, each Subordinated Creditor and each Obligor agrees to exchange any Subordinated Note Documents and any other promissory notes or documents amended pursuant to this subsection (b) for new documents that evidence such amendment.

3. Subordinated Indebtedness to be Unsecured. The Subordinated Indebtedness shall at all times be unsecured. The Subordinated Creditors shall not seek to obtain, and shall not take, accept, obtain or have, any Lien in or on any asset of any Obligor as security for all or any part of the Subordinated Indebtedness. In the event that a Subordinated Creditor obtains any Liens in or on any asset of any Obligor, such Subordinated Creditor shall (or shall cause its agent to) promptly execute and deliver to the Agent such documents, agreements and instruments, and take such other actions, as the Agent shall request to release and extinguish such Liens.

4. Instrument Legends. The faces of any instruments and documents evidencing the Subordinated Indebtedness or any portion thereof will be forthwith inscribed with a legend conspicuously indicating that payment thereon is subordinated to the claims of the Agent and the Senior Creditors and other holders of Senior Indebtedness pursuant to the terms of this Agreement.

5. Authorization of Agent. The Subordinated Creditors authorize and empower the Agent on behalf of the Senior Creditors to demand, enforce payment by legal proceedings, receive and give acquittances for the Subordinated Indebtedness; provided that neither the Agent nor any Senior Creditor has any obligation to the Subordinated Creditors to take any steps with regard to these claims or demands or the Subordinated Indebtedness.

6. Turnover. Should any payment or distribution be received by any Subordinated Creditor upon or with respect to Subordinated Indebtedness prior to the Payment in Full of the Senior Indebtedness, other than any Permitted Payment, such Subordinated Creditor shall immediately deliver the same to the Agent on behalf of the Senior Creditors in the form received (except for endorsement or assignment by the Subordinated Creditor where required by the Agent), to be held and distributed by the Agent in accordance with the Credit Agreement and the Security Documents and, until so delivered, the same shall be held in trust by the Subordinated Creditor as the property of the Agent and the Senior Creditors.

7. Representations, Warranties and Covenants of the Subordinated Creditors. Each Subordinated Creditor represents and warrants that it has not made or permitted to be made, and covenants and agrees with the Agent and the Senior Creditors that so long as this Agreement is in effect it shall not make or permit, any assignment, transfer, pledge or disposition, for collateral purposes or otherwise, of all or any part of the Subordinated Indebtedness.

8. Continuing Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Subordinated Creditors, the Obligors, the Agent and the Senior Creditors shall not be affected, modified or impaired in any manner or to any extent by the validity or enforceability (or any lack thereof) of any of the Credit Agreement or the other Loan Documents or any Subordinated Note Document or any other documents evidencing the Subordinated Indebtedness, or any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness, the Credit Agreement, the other Loan Documents, the Subordinated Indebtedness, the Subordinated Note Documents or any other documents evidencing the Subordinated Indebtedness. Each Subordinated Creditor hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of any Reorganization (as defined below).

9. Non-Reliance by Subordinated Creditors. Each Subordinated Creditor delivers this Agreement based solely on such Subordinated Creditor’s independent investigation of (or decision not to investigate) the financial condition of the Obligors and is not relying on any information furnished by the Agent or any Senior Creditor. Each Subordinated Creditor assumes full responsibility for obtaining any further information concerning each Obligor’s financial condition, the status of the Senior Indebtedness or any other matter which such Subordinated Creditor may deem necessary or appropriate now or later. Each Subordinated Creditor waives any duty on the part of the Agent or any Senior Creditor, and agrees that the Subordinated Creditor is not relying upon nor expecting the Agent or any Senior Creditor to disclose to such Subordinated Creditor any fact now or later known by the Agent or any Senior Creditor, whether relating to the operations or condition of any Obligor, the existence, liabilities or financial condition of any guarantor of the Senior Indebtedness, the occurrence of any default with respect to the Senior Indebtedness, or otherwise, notwithstanding any effect such fact may have upon such Subordinated Creditor’s risk or such Subordinated Creditor’s rights against any Obligor. Each Subordinated Creditor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes, without limitation, the possibility that the Obligors may incur Senior Indebtedness to the Senior Creditors after the financial condition of the Obligors or their ability to pay their debts as they mature, has deteriorated. Each Subordinated Creditor acknowledges and agrees that the Agent’s and the Senior Creditors’ rights under this Agreement are not conditioned upon pursuit by the Agent or the Senior Creditors of any remedy the Agent or the Senior Creditors may have against the Obligors or any other person.

10. Modification of Senior Indebtedness. The Agent and the Senior Creditors shall have the right, without notice to or consent of any Subordinated Creditor and without impairing the terms of subordination set forth herein, to amend, restate, refinance, supplement, extend, increase or modify the Senior Indebtedness, in any manner whatsoever, upon the terms and conditions provided in the Loan Documents. Without limiting the generality of the foregoing, the Agent and the Senior Creditors may from time to time, in their sole discretion and without notice to any Subordinated Creditor, take any or all of the following actions, upon the terms and conditions provided in the Loan Documents:

(a) retain or obtain a security interest in any assets of any of the Obligors, any of the Obligors’ respective Subsidiaries or any third party to secure any of the Senior Indebtedness;

(b) retain or obtain the primary or secondary obligation of any obligor or obligors with respect to any of the Senior Indebtedness;

(c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Indebtedness;

(d) waive, ignore or forbear from taking action or otherwise exercising any of its default rights or remedies with respect to any default by any Obligor or any of its Subsidiaries under any documents evidencing the Senior Indebtedness;

(e) release, waive or compromise any obligation of the Obligors or any of their respective Subsidiaries or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Senior Indebtedness;

(f) release any security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any collateral now or hereafter securing any of the Senior Indebtedness, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

(g) demand payment or performance of any of the Senior Indebtedness from the Obligors or any of their respective Subsidiaries when permitted to do so at any time or from time to time, whether or not the Agent or the Senior Creditors shall have exercised any of their rights or remedies with respect to any property securing any of the Senior Indebtedness or proceeded against any other obligor primarily or secondarily liable for payment or performance of any of the Senior Indebtedness.

11. Modification of Subordinated Indebtedness; Assignment of Subordinated Indebtedness. Each Subordinated Creditor and each Obligor covenants and agrees with the Agent and the Senior Creditors that, until the Senior Indebtedness has been Paid in Full,

(a) neither any Subordinated Creditor nor any Obligor shall permit any waiver, supplement, modification, amendment, restatement, termination or release of any Subordinated Indebtedness or any documents evidencing any Subordinated Indebtedness (including, without limitation, any Subordinated Note Documents) without the prior written consent of the Agent; and

(b) no Subordinated Creditor shall assign any of its Subordinated Indebtedness or any rights or other obligations under the Subordinated Note Documents, unless, and as a condition to any such assignment, the assignee shall first execute and deliver to the Agent a subordination agreement that is substantially similar (in form and substance) to this Agreement.

12. Reinstatement of Agreement. Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by the Agent or any Senior Creditor in respect of the Senior Indebtedness is returned, disgorged, or rescinded under any applicable state, foreign or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable against the Subordinated Creditor as if the returned, disgorged, or rescinded payment or credit had not been received or given by the Agent or any Senior Creditor, and whether or not the Agent or any Senior Creditor relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, each Subordinated Creditor agrees upon demand by the Agent to execute and deliver to the Agent those documents which the Agent determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of such Subordinated Creditor to do so shall not affect in any way the reinstatement or continuation.

13. Bankruptcy.

(a) In the event of any Reorganization, all of the Senior Indebtedness shall be Paid in Full before any payment or distribution is made with respect to the Subordinated Indebtedness, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the Agent for the benefit of the Senior Creditors for application in payment of the Senior Indebtedness in accordance with the Credit Agreement, unless and until all such Senior Indebtedness shall have been Paid in Full. In the event that, notwithstanding the foregoing, upon any such Reorganization any payment or distribution on or in respect of Subordinated Indebtedness, whether in cash, property or securities shall be received by a holder of Subordinated Indebtedness before the date on which all Senior Indebtedness shall have been Paid in Full, such payment or distribution shall be promptly paid over to the Agent for the benefit of the Senior Creditors for application to the payment and satisfaction of all Senior Indebtedness remaining unpaid in accordance with the Credit Agreement until all such Senior Indebtedness shall have been Paid in Full. For purposes of this Agreement, “Reorganization” means any voluntary or involuntary dissolution, winding-up, total or partial liquidation or bankruptcy, insolvency, reorganization, receivership or other statutory or common law proceedings or arrangements involving any Obligor, any of its Subsidiaries or any of their assets or the readjustment of any of their liabilities or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of any of them.

(b) Until the Senior Indebtedness has been Paid in Full, in the event a Reorganization shall occur and be continuing, each Subordinated Creditor shall file all claims it may have against the Obligors. If a Subordinated Creditor fails to file such claims within 15 days prior to the bar date to file such claims, the Agent may file such claims. Each Subordinated Creditor hereby appoints, which appointment is irrevocable and coupled with an interest, the Agent, as such Subordinated Creditor’s true and lawful attorney-in-fact, with full power of substitution, in the name of such Subordinated Creditor, for the sole use and benefit of the Agent, to take the actions described in the preceding sentence.

(c) Each Subordinated Creditor agrees, in connection with any such Reorganization, that while it shall retain any right to vote it would otherwise have in any such proceeding to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, such Subordinated Creditor agrees it will: (i) not obtain a Lien on any property of any Obligor or the bankruptcy estate; (ii) not agree or attempt to extend credit or Indebtedness to any Obligor in connection with any Reorganization without the Agent’s prior written consent; (iii) without prejudice to its agreement in clause (i) above, not file any motion for relief from the automatic stay or for adequate protection or similar relief or protection without the Agent’s prior written consent; (iv) not oppose any motion by the Agent or any Senior Creditor for relief from the automatic stay or for adequate protection or similar relief or protection; (v) not oppose any request by the representative of the bankruptcy estate to use collateral or cash collateral if the Agent or the Senior Creditors have consented to such use; (vi) not object to or oppose a sale or other disposition of any assets securing the Senior Indebtedness (or any portion thereof) free and clear of its Liens or other claims if the Senior Creditors have consented to such sale or disposition of such assets, and (vii) take such actions consistent with the terms of this Agreement as may be reasonably requested by the Agent or the Senior Creditors to effectuate, and not vote in a manner that would conflict in any respect with, the subordination and agreements provided herein. In furtherance thereof, each Subordinated Creditor agrees not to oppose any post-petition motion filed or supported by the Agent or the Senior Creditors for (A) adequate protection in respect of the Senior Indebtedness, (B) relief from the automatic stay to enforce any of the Liens of the Agent or the Senior Creditors or in connection with the implementation of any such motion for adequate protection (including any substitution of collateral), (C) the application of cash collateral for use in the ordinary course of the business of the Obligors or (D) post-petition borrowing from some or all of the Senior Creditors regardless of amount and whether or not secured by security interests upon all or any part of the assets of any Obligor or the bankruptcy estate of the Borrower or any other Loan Party, which Liens may also secure payments of all Senior Indebtedness (whether such Senior Indebtedness arose prior to the filing of the Reorganization petition or thereafter). Each Subordinated Creditor waives any claim it may now or hereafter have against the Agent or the Senior Creditors arising out of the election of the application of Section 1111(b)(2) of the Bankruptcy Code of the United States of America.

14. Waivers of the Subordinated Creditor. Each Subordinated Creditor waives any right to require the Agent or any Senior Creditor to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from any Obligor; (c) marshall any collateral or any other property the Agent or any Senior Creditor may at any time have as security for the Senior Indebtedness and waives all right to require the Agent or any Senior Creditor to first proceed against any guarantor or other person before proceeding against such collateral or property or (d) pursue any other remedy in the Agent’s or the Senior Creditors’ power. Each Subordinated Creditor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Senior Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Senior Indebtedness, and agrees that the Agent and the Senior Creditors may, once or any number of times, modify the terms of any Senior Indebtedness, compromise, extend, increase, refinance, accelerate, renew or forbear to enforce payment of any or all Senior Indebtedness, or permit the Obligors to incur additional Senior Indebtedness, all without notice to any Subordinated Creditor and without affecting in any manner the unconditional obligations of the Subordinated Creditors under this Agreement. Each Subordinated Creditor waives any defense against the enforceability of this Agreement based upon or arising by reason of the application by an Obligor of the proceeds of any indebtedness for purposes other than the purposes represented by the Obligor to the Agent or the Senior Creditors or intended or understood by the Agent, the Senior Creditors or such Subordinated Creditor.

15. Acknowledgment of Senior Creditors’ Rights to Sell, Assign etc. Senior Indebtedness. Each Subordinated Creditor acknowledges that the Senior Creditors have the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Senior Indebtedness and any related obligations, including without limitation this Agreement. In connection with the above, but without limiting their ability to make other disclosures to the full extent allowable, the Agent and the Senior Creditors may disclose all documents and information which the Agent or any Senior Creditor now or later has or acquires relating to the Subordinated Creditors and this Agreement, however obtained. Each Subordinated Creditor further agrees that the Agent and any Senior Creditor may disclose such documents and information to the Obligors. Each Subordinated Creditor further agrees that the Agent and any Senior Creditor may provide information relating to this Agreement or relating to such Subordinated Creditor to such person’s parent, Affiliates, subsidiaries and service providers.

16. Subrogation. After and subject to the Payment in Full of the Senior Indebtedness, and prior to the irrevocable and indefeasible repayment in full in cash of the Subordinated Indebtedness, each Subordinated Creditor shall be subrogated to the rights of the Senior Creditors to the extent that payments and distributions otherwise payable to the Subordinated Creditors have been applied to the Senior Indebtedness in accordance with the provisions of this Agreement. For purposes of such subrogation, no payments or distributions to the Senior Creditors of any cash, property or securities to which the Subordinated Creditors would be entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the Senior Creditors by the Subordinated Creditors, shall, as among the Obligors, their creditors (other than the Senior Creditors) and the Subordinated Creditors be deemed to be a payment or distribution by such Obligor to or on account of the Senior Indebtedness; it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditors, on the one hand, and the Agent and the Senior Creditors, on the other hand. The Agent and the Senior Creditors shall have no obligation or duty to protect the Subordinated Creditors’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall the Agent or the Senior Creditors be liable for any loss to, or impairment of, any subrogation rights held by the Subordinated Creditor.

17. Amendments. This Agreement may only be amended, supplemented or otherwise modified and the observance of any provision may only be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the Agent (acting at the direction of the Senior Creditors in accordance with the Credit Agreement), the Subordinated Creditors and the Borrower. Each amendment, supplement, modification or waiver shall be an amendment, supplement, modification or waiver only with respect to the specific matter to which such amendment, supplement, modification or waiver relates and shall in no way impair the rights of the Agent or the Senior Creditors or the obligations of the Subordinated Creditors to the Agent or the Senior Creditors in any other respect.

18. Successors and Assigns. This Agreement shall bind and be for the benefit of the Subordinated Creditors, the Agent and the Senior Creditors and their respective successors and assigns. The term “Obligor”, as used in this Agreement, includes any person, corporation, partnership or other entity which succeeds to the interests or business of any Obligor named above, the term “Senior Indebtedness”, as used in this Agreement, includes Indebtedness of any successor Obligor to any one or more of the Agent or any Senior Creditor, and the term “Subordinated Indebtedness”, as used in this Agreement, includes Indebtedness of any successor Obligor to the Subordinated Creditors.

19. Costs and Expenses of Agent and Senior Creditors. Each Subordinated Creditor jointly and severally agrees to reimburse the Agent and the Senior Creditors upon written demand for any and all costs and expenses (including, without limitation, court costs, legal fees, and reasonable attorney fees, whether or not suit is instituted and, if instituted, whether at the trial or appellate level, in a bankruptcy, probate or administrative proceeding, or otherwise) incurred in enforcing any of the duties and obligations of the Subordinated Creditors under this Agreement following any breach by a Subordinated Creditor of its duties or obligations hereunder. In all other cases, as between the Subordinated Creditors, on the one hand, and the Agent and the Senior Creditors, on the other hand, the prevailing party in any dispute arising under this Agreement shall be entitled to recover its legal fees and costs from the non-prevailing party or parties.

20. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below opposite their signature to this Agreement (or such other address or email as may be communicated by such party to the other party in accordance with this Section) and shall be given only: (a) when sent by registered or certified mail through the United States Postal Service, return receipt requested, two business days after deposit with the United States Postal Service; (b) upon delivery by a nationally recognized overnight courier, one business day after deposit with such courier or (c) when sent by email, upon the receipt of such notice.

21. Counterparts. This Agreement may be executed in any number of counterparts and by email or other electronic means any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by e-mail or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. Each of the parties hereto agrees and acknowledges that (a) the transaction consisting of this Agreement may be conducted by electronic means, (b) it is such party’s intent that, if such party signs this Agreement using an electronic signature, it is signing, adopting and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper and (c) it is being provided with an electronic or paper copy of this Agreement in a usable format.

22. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (including section 5-1401 of the New York General Obligations Laws, but otherwise without regard to conflicts of law principles).

23. Consent To Jurisdiction.

(a) Each Subordinated Creditor and each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Senior Creditor may otherwise have to bring any action or proceeding relating to this Agreement against any Subordinated Creditor, any Obligor or their respective properties in the courts of any jurisdiction.

(b) Each Subordinated Creditor and each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 20. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

24. Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Subordinated Creditors and the Agent, on behalf of the Senior Creditors, have caused this Agreement to be executed as of the date first written above.

AV SECURITIES, INC., as a Subordinated Creditor		ADDRESS FOR NOTICES:

By:	/s/ Claudio Dolman
Name: Claudio Dolman
Title: Director

Signature Page – Subordination Agreement

ACQUIOM AGENCY SERVICES LLC, as Agent		ADDRESS FOR NOTICES:

By:	/s/ Veronica Colón
Name: Veronica Colón
Title: Senior Director

Signature Page – Subordination Agreement

OBLIGOR’S ACKNOWLEDGEMENT

Each party hereto as an “Obligor” (each, an “Obligor”), accepts notice of subordination created by the Subordination Agreement, dated as of July 2, 2025 (the “Subordination Agreement”) among the Subordinated Creditors party thereto and Acquiom Agency Services LLC, in its capacity as Administrative Agent (the “Agent”) and agrees that it will take no action inconsistent with the Subordination Agreement and that no payment or distribution shall be made by any Obligor on or with respect to the Subordinated Indebtedness (except as expressly permitted by the Subordination Agreement) so long as the Subordination Agreement remains in effect. Each Obligor agrees that any breach by a Subordinated Creditor of, or purported termination or revocation by a Subordinated Creditor of, the Subordination Agreement, or any payment by any Obligor in contravention of the Subordination Agreement, shall constitute an “Event of Default” under the Credit Agreement and shall entitle the Senior Creditors to exercise such rights and remedies as are set forth in the Credit Agreement. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Subordination Agreement.

Obligors:

FTC SOLAR, INC.

By:	/s/ Yann Brandt
Name: Yann Brandt
Title: President and Chief Executive Officer

Signature Page – Acknowledgement of Subordination Agreement